Exhibit 99.1
OpenText Reports First Quarter Fiscal Year 2020 Financial Results

Strong Performance Driven by 14% Cloud Growth

First Quarter Highlights

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$696.9	$706.6	$549.6	$556.6	$237.3	$239.3
+4.5%	+5.9%	+5.8%	+7.1%	+14.0%	+15.0%
Annual Recurring Revenues represents 79% of Total Revenues

•	GAAP net income of $74.4 million, up 104.8% Y/Y

•	Adjusted EBITDA of $254.2 million, up 3.2%, margin of 36.5%, down 40 basis points Y/Y

•	GAAP diluted EPS of $0.27, up 107.7% Y/Y

•	Non-GAAP diluted EPS of $0.64, up 6.7%, and $0.65 in constant currency, up 8.3% Y/Y

•	Operating Cash Flows were $842.3 million during the trailing twelve months

Waterloo, ON, October 31, 2019 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), “The Information Company,” today announced its financial results for the first quarter ended September 30, 2019.
“I am pleased with our start to Fiscal 2020. In constant currency, total revenues of $706.6 million were up 5.9% year-over-year, and we delivered the highest Q1 revenues in the company’s history. Annual Recurring Revenues (ARR) of $556.6 million were up 7.1% year-over-year, representing 79% of total revenues, driven by Cloud Services and Subscriptions revenues of $239.3 million, which increased significantly by 15% year-over-year," said Mark J. Barrenechea, OpenText CEO & CTO. "The OpenText Cloud creates a modern platform for innovation and our leadership with the strongest Enterprise Information Management (EIM) offering in the industry positions OpenText to gain share in a shifting economic environment. With a durable business and high recurring revenues, we are tracking to our Fiscal 2020 target model.”
"With the continued strengthening of our balance sheet, Fiscal 2020 is off to a strong start. OpenText ended the quarter with approximately $1 billion of cash and a 1.5x consolidated net leverage ratio. We are renewing our base shelf and expanding our revolving credit facility to $750 million, to ensure OpenText has ample capacity to support our Total Growth strategy”, said OpenText EVP, CFO, Madhu Ranganathan. “We delivered Adjusted EBITDA of $254 million in the quarter and we continue to invest in product innovation, go-to-market and strategic acquisitions. OpenText remains focused on productivity enhancements within all aspects of our business.”

Financial Highlights for Q1 Fiscal 2020 with Year Over Year Comparisons

Summary of Quarterly Results
(in millions except per share data)	Q1 FY20	Q1 FY19	$ Change	% Change (Y/Y)	Q1 FY20 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$237.3	$208.1	$29.2	14.0%	$239.3	15.0%
Customer support	312.3	311.6	0.7	0.2%	317.3	1.8%
Total annual recurring revenues**	$549.6	$519.6	$29.9	5.8%	$556.6	7.1%
License	77.9	76.9	1.0	1.3%	79.1	2.9%
Professional service and other	69.4	70.6	(1.2)	(1.7)%	70.8	0.2%
Total revenues	$696.9	$667.2	$29.7	4.5%	$706.6	5.9%
GAAP-based operating income	$132.5	$99.2	$33.3	33.5%	N/A	N/A
Non-GAAP-based operating income (1)	$234.0	$222.4	$11.5	5.2%	$238.4	7.2%
GAAP-based EPS, diluted	$0.27	$0.13	$0.14	107.7%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.64	$0.60	$0.04	6.7%	$0.65	8.3%
GAAP-based net income attributable to OpenText	$74.4	$36.3	$38.1	104.8%	N/A	N/A
Adjusted EBITDA (1)	$254.2	$246.3	$8.0	3.2%	$258.6	5.0%
Operating cash flows	$137.4	$171.4	($34.0)	(19.8)%	N/A	N/A
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.

*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend Program
As part of our quarterly, non-cumulative cash dividend program, the Board declared on October 30, 2019 a cash dividend of $0.1746 per common share. The record date for this dividend is November 29, 2019 and the payment date is December 19, 2019. Future declarations of dividends and the establishment of future record and payment dates are subject to the final determination and discretion of the Board of Directors.

Quarterly Business Highlights

•
Key customer wins in the quarter included Deutsche Bank AG, Daiichi Jitsugyo Co Ltd., International Committee of the Red Cross, Samsung R&D Institute, Auto Club Group, The UK Department for Work and Pensions, The Public Utilities Board Singapore, Electricity Generating Authority of Thailand, Baltimore County Public Schools, and CUHK Medical Centre

•	OpenText Core Experience Insights delivers end-to-end customer journey mapping for data-driven marketers

•	OpenText Core Share and Core Signature streamline secure document collaboration

•	OpenText announces Cloud Summit, a global 24-city tour to help customers transform with Enterprise Information Management

•	OpenText hosts 2019 Investor Day in New York City

•	OpenText elects directors at its Annual General Meeting of Shareholders

•	OpenText Enfuse 2019 to showcase the future of Secure Information Management

Summary of Quarterly Results
	Q1 FY20	Q4 FY19	Q1 FY19	% Change (Q1 FY20 vs Q4 FY19)		% Change (Q1 FY20 vs Q1 FY19)
Revenue (million)	$696.9	$747.2	$667.2	(6.7)%		4.5%
GAAP-based gross margin	67.2%	68.3%	66.1%	(110)	bps	110	bps
GAAP-based EPS, diluted	$0.27	$0.27	$0.13	—%		107.7%
Non-GAAP-based gross margin (1)	73.1%	74.2%	73.4%	(110)	bps	(30)	bps
Non-GAAP-based EPS, diluted (1)(2)	$0.64	$0.72	$0.60	(11.1)%		6.7%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.

Shelf Renewal

The Company also announced today that it is filing a renewed preliminary short form base shelf prospectus with the securities regulatory authorities in each of the provinces of Canada. A final shelf prospectus, once a receipt has been issued by the Canadian securities regulatory authorities, will allow offers and sales, from time to time, of an aggregate of up to $1.5 billion of equity and debt securities, or any combination thereof, during the 25-month period that the shelf prospectus remains effective. The Company expects to file a corresponding automatic shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”) concurrently with the filing of the final shelf prospectus in Canada. The specific terms of any future offering will be established in a prospectus supplement to the shelf prospectus, which supplement will be filed with the applicable Canadian securities regulatory authorities and the SEC.
Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning October 31, 2019 at 7:00 p.m. ET through 11:59 p.m. on November 14, 2019 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 3664 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release, to non-U.S. GAAP-based financial measures. Additionally, “off-cloud” is a term we use to describe license transactions.

About OpenText
OpenText, The Information Company™, a market leader in Enterprise Information Management software and solutions, enabling companies to manage, leverage, secure and gain insight into their enterprise information, on premises or in the cloud. For more information about OpenText (NASDAQ/TSX: OTEX) visit www.opentext.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2020 (Fiscal 2020) on growth, anticipated benefits of our partnerships and next generation product lines, the strength of our operating framework and balance sheet flexibility, continued investments in product innovation, go-to-market and strategic acquisitions, M&A continuing to be our leading growth contributor, our capital allocation strategy, creating value through investments in broader Enterprise Information Management (EIM) capabilities, the Company's presence in the cloud and in growth markets, expected growth in our revenue lines, total growth from acquisitions, innovation and organic initiatives, the focus on recurring revenues, improving operational efficiency, expanding cash flow and strengthening the business, adjusted operating income and cash flow, its financial condition, the adjusted operating margin target range, results of operations and earnings, announced acquisitions, ongoing tax matters, the integration of the acquired businesses, declaration of quarterly dividends, future tax rates, new platform and product offerings, scaling OpenText to new levels in Fiscal 2020 and beyond, and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the EIM market including expected growth in the Artificial Intelligence market; (vi) the Company's competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products and services to be realized by customers; (viii) the demand for the Company's products and services and the extent of deployment of the Company's products and services in the EIM marketplace; (ix) downward pressure on our share price and dilutive effect of future sales or issuances of equity securities (including in connection with future acquisitions); (x) the Company's financial condition and capital requirements; and (xi) statements about the impact of product releases. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the potential for the incurrence of or assumption of debt in connection with acquisitions and the impact on the ratings or outlooks of rating agencies on the Company's outstanding debt securities; (iii) the possibility that the Company may be unable to meet its future reporting requirements under the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, or applicable Canadian securities regulation; (iv) the risks associated with bringing new products and services to market; (v) failure to comply with privacy laws and regulations that are extensive, open to various interpretations and complex to implement including General Data Protection Regulation (GDPR) and Country by Country Reporting (CBCR); (vi) fluctuations in currency exchange rates; (vii) delays in the purchasing decisions of the Company's customers; (viii) the competition the Company faces in its industry and/or marketplace; (ix) the final determination of litigation, tax audits (including tax examinations in the United States and elsewhere) and other legal proceedings; (x) potential exposure to greater than anticipated tax liabilities or expenses, including with respect to changes in Canadian, U.S. or international tax regimes including tax reform legislation enacted through the Tax Cuts and Jobs Act in the United States; (xi) the possibility of technical, logistical or planning issues in connection with the deployment of the Company's products or services; (xii) the continuous commitment of the Company's customers; and (xiii) demand for the Company's products and services. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Harry E. Blount
Senior Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2019 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	September 30, 2019	June 30, 2019
ASSETS	(unaudited)
Cash and cash equivalents	$999,298	$941,009
Accounts receivable trade, net of allowance for doubtful accounts of $16,290 as of September 30, 2019 and $17,011 as of June 30, 2019	410,981	463,785
Contract assets	20,204	20,956
Income taxes recoverable	21,054	38,340
Prepaid expenses and other current assets	91,753	97,238
Total current assets	1,543,290	1,561,328
Property and equipment	248,613	249,453
Operating lease right of use assets	203,329	—
Long-term contract assets	18,920	15,386
Goodwill	3,765,898	3,769,908
Acquired intangible assets	1,057,151	1,146,504
Deferred tax assets	995,262	1,004,450
Other assets	146,105	148,977
Long-term income taxes recoverable	40,939	37,969
Total assets	$8,019,507	$7,933,975
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$260,869	$329,903
Current portion of long-term debt	10,000	10,000
Operating lease liability	60,687	—
Deferred revenues	584,193	641,656
Income taxes payable	36,104	33,158
Total current liabilities	951,853	1,014,717
Long-term liabilities:
Accrued liabilities	15,384	49,441
Pension liability	77,470	75,239
Long-term debt	2,603,506	2,604,878
Long-term operating lease liability	177,596	—
Deferred revenues	41,588	46,974
Long-term income taxes payable	191,268	202,184
Deferred tax liabilities	52,728	55,872
Total long-term liabilities	3,159,540	3,034,588
Shareholders' equity:
Share capital and additional paid-in capital
270,189,544 and 269,834,442 Common Shares issued and outstanding at September 30, 2019 and June 30, 2019, respectively; authorized Common Shares: unlimited	1,791,689	1,774,214
Accumulated other comprehensive income	15,096	24,124
Retained earnings	2,141,278	2,113,883
Treasury stock, at cost (1,102,871 shares at September 30, 2019 and 802,871 shares at June 30, 2019, respectively)	(41,190)	(28,766)
Total OpenText shareholders' equity	3,906,873	3,883,455
Non-controlling interests	1,241	1,215
Total shareholders' equity	3,908,114	3,884,670
Total liabilities and shareholders' equity	$8,019,507	$7,933,975

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended September 30,
	2019	2018
Revenues:
License	$77,898	$76,887
Cloud services and subscriptions	237,265	208,083
Customer support	312,298	311,551
Professional service and other	69,427	70,636
Total revenues	696,888	667,157
Cost of revenues:
License	2,323	3,872
Cloud services and subscriptions	102,162	87,703
Customer support	29,387	30,465
Professional service and other	54,338	56,796
Amortization of acquired technology-based intangible assets	40,298	47,477
Total cost of revenues	228,508	226,313
Gross profit	468,380	440,844
Operating expenses:
Research and development	81,178	77,470
Sales and marketing	128,618	120,182
General and administrative	51,535	50,924
Depreciation	20,277	23,854
Amortization of acquired customer-based intangible assets	49,158	45,876
Special charges	5,101	23,311
Total operating expenses	335,867	341,617
Income from operations	132,513	99,227
Other income (expense), net	(2,785)	1,522
Interest and other related expense, net	(32,210)	(34,531)
Income before income taxes	97,518	66,218
Provision for (recovery of) income taxes	23,091	29,850
Net income for the period	$74,427	$36,368
Net (income) loss attributable to non-controlling interests	(26)	(44)
Net income attributable to OpenText	$74,401	$36,324
Earnings per share—basic attributable to OpenText	$0.28	$0.14
Earnings per share—diluted attributable to OpenText	$0.27	$0.13
Weighted average number of Common Shares outstanding—basic	270,013	268,028
Weighted average number of Common Shares outstanding—diluted	271,251	269,387

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2019	2018
Net income for the period	$74,427	$36,368
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	(5,611)	(3,520)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of $(206) and $181 for the three months ended September 30, 2019 and 2018, respectively	(572)	502
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of $3 and $132 for the three months ended September 30, 2019 and 2018, respectively	8	366
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of $(1,249) and $306 for the three months ended September 30, 2019 and 2018, respectively	(3,084)	1,197
Amortization of actuarial (gain) loss into net income - net of tax (expense) recovery effect of $146 and $73 for the three months ended September 30, 2019 and 2018, respectively	231	66
Total other comprehensive income (loss) net, for the period	(9,028)	(1,389)
Total comprehensive income	65,399	34,979
Comprehensive (income) loss attributable to non-controlling interests	(26)	(44)
Total comprehensive income attributable to OpenText	$65,373	$34,935

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended September 30, 2019
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2019	269,834	$1,774,214	(803)	$(28,766)	$2,113,883	$24,124	$1,215	$3,884,670
Issuance of Common Shares
Under employee stock option plans	184	4,576	—	—	—	—	—	4,576
Under employee stock purchase plans	172	6,008	—	—	—	—	—	6,008
Share-based compensation	—	6,891	—	—	—	—	—	6,891
Purchase of treasury stock	—	—	(300)	(12,424)	—	—	—	(12,424)
Dividends declared ($0.1746 per Common Share)	—	—	—	—	(47,006)	—	—	(47,006)
Other comprehensive income - net	—	—	—	—	—	(9,028)	—	(9,028)
Net income for the quarter	—	—	—	—	74,401	—	26	74,427
Balance as of September 30, 2019	270,190	$1,791,689	(1,103)	$(41,190)	$2,141,278	$15,096	$1,241	$3,908,114

	Three Months Ended September 30, 2018
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2018	267,651	$1,707,073	(691)	$(18,732)	$1,994,235	$33,645	$1,037	$3,717,258
Adoption of ASU 2016-16 - cumulative effect	—	—	—	—	(26,780)	—	—	(26,780)
Adoption of Topic 606 - cumulative effect	—	—	—	—	29,786	—	—	29,786
Issuance of Common Shares
Under employee stock option plans	494	12,431	—	—	—	—	—	12,431
Under employee stock purchase plans	187	5,569	—	—	—	—	—	5,569
Share-based compensation	—	6,555	—	—	—	—	—	6,555
Purchase of treasury stock	—	—	(304)	(11,719)	—	—	—	(11,719)
Issuance of treasury stock	—	(70)	3	70	—	—	—	—
Dividends declared ($0.1518 per Common Share)	—	—	—	—	(40,466)	—	—	(40,466)
Other comprehensive income - net	—	—	—	—	—	(1,389)	—	(1,389)
Non-controlling interest	—	(625)	—	—	—	—	42	(583)
Net income for the quarter	—	—	—	—	36,324	—	44	36,368
Balance as of September 30, 2018	268,332	$1,730,933	(992)	$(30,381)	$1,993,099	$32,256	$1,123	$3,727,030

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income for the period	$74,427	$36,368
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	109,733	117,207
Share-based compensation expense	6,891	6,555
Pension expense	1,436	1,145
Amortization of debt issuance costs	1,127	1,078
Loss on sale and write down of property and equipment	—	7,789
Deferred taxes	6,244	7,769
Share in net (income) loss of equity investees	(682)	(2,372)
Changes in operating assets and liabilities:
Accounts receivable	58,431	73,875
Contract assets	(7,201)	(5,346)
Prepaid expenses and other current assets	(1,612)	9,732
Income taxes and deferred charges and credits	7,053	12,561
Accounts payable and accrued liabilities	(62,979)	(40,001)
Deferred revenue	(61,169)	(57,403)
Other assets	5,684	2,444
Operating lease assets and liabilities, net	64	—
Net cash provided by operating activities	137,447	171,401
Cash flows from investing activities:
Additions of property and equipment	(18,614)	(24,495)
Purchase of Guidance Software, Inc., net of cash acquired	—	(2,279)
Other investing activities	(2,036)	(1,004)
Net cash used in investing activities	(20,650)	(27,778)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	11,117	18,127
Repayment of long-term debt and revolver	(2,500)	(2,500)
Debt issuance costs	—	(322)
Purchase of Treasury Stock	(12,424)	(11,719)
Purchase of non-controlling interest	—	(583)
Payments of dividends to shareholders	(47,006)	(40,466)
Net cash provided by (used in) financing activities	(50,813)	(37,463)
Foreign exchange gain (loss) on cash held in foreign currencies	(7,711)	428
Increase (decrease) in cash, cash equivalents and restricted cash during the period	58,273	106,588
Cash, cash equivalents and restricted cash at beginning of the period	943,543	683,991
Cash, cash equivalents and restricted cash at end of the period	$1,001,816	$790,579

Reconciliation of cash, cash equivalents and restricted cash:	September 30, 2019	September 30, 2018
Cash and cash equivalents	999,298	787,919
Restricted cash included in Other assets	2,518	2,660
Total Cash, cash equivalents and restricted cash	$1,001,816	$790,579

Notes

(1)	All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.

(2)
Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.

The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures are not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income or earnings per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and Special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as income from operations, excluding the amortization of acquired intangible assets, Special charges (recoveries), and share-based compensation expense.
Adjusted earnings (loss) before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income, attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and Special charges (recoveries).
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special Charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide (unaudited) reconciliations of U.S. GAAP-based financial measures to Non-U.S. GAAP-based financial measures for the following periods presented.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2019. (In thousands except for per share amounts)
	Three Months Ended September 30, 2019
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$102,162		$(383)	(1)	$101,779
Customer support	29,387		(316)	(1)	29,071
Professional service and other	54,338		(243)	(1)	54,095
Amortization of acquired technology-based intangible assets	40,298		(40,298)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	468,380	67.2%	41,240	(3)	509,620	73.1%
Operating expenses
Research and development	81,178		(1,221)	(1)	79,957
Sales and marketing	128,618		(2,116)	(1)	126,502
General and administrative	51,535		(2,612)	(1)	48,923
Amortization of acquired customer-based intangible assets	49,158		(49,158)	(2)	—
Special charges (recoveries)	5,101		(5,101)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	132,513		101,448	(5)	233,961
Other income (expense), net	(2,785)		2,785	(6)	—
Provision for (recovery of) income taxes	23,091		5,154	(7)	28,245
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	74,401		99,079	(8)	173,480
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.27		$0.37	(8)	$0.64

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 24% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2019
		Per share diluted
GAAP-based net income, attributable to OpenText	$74,401	$0.27
Add:
Amortization	89,456	0.33
Share-based compensation	6,891	0.03
Special charges (recoveries)	5,101	0.02
Other (income) expense, net	2,785	0.01
GAAP-based provision for (recovery of) income taxes	23,091	0.09
Non-GAAP-based provision for income taxes	(28,245)	(0.11)
Non-GAAP-based net income, attributable to OpenText	$173,480	$0.64

Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2019
GAAP-based net income, attributable to OpenText	$74,401
Add:
Provision for (recovery of) income taxes	23,091
Interest and other related expense, net	32,210
Amortization of acquired technology-based intangible assets	40,298
Amortization of acquired customer-based intangible assets	49,158
Depreciation	20,277
Share-based compensation	6,891
Special charges (recoveries)	5,101
Other (income) expense, net	2,785
Adjusted EBITDA	$254,212

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2019. (In thousands except for per share amounts)
	Three Months Ended June 30, 2019
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$103,719		$(75)	(1)	$103,644
Customer support	30,761		(361)	(1)	30,400
Professional service and other	55,183		(434)	(1)	54,749
Amortization of acquired technology-based intangible assets	42,946		(42,946)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	510,484	68.3%	43,816	(3)	554,300	74.2%
Operating expenses
Research and development	83,708		(1,323)	(1)	82,385
Sales and marketing	139,416		(2,006)	(1)	137,410
General and administrative	52,954		(2,419)	(1)	50,535
Amortization of acquired customer-based intangible assets	49,200		(49,200)	(2)	—
Special charges (recoveries)	2,232		(2,232)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	157,974		100,996	(5)	258,970
Other income (expense), net	3,191		(3,191)	(6)	—
Provision for (recovery of) income taxes	56,309		(24,651)	(7)	31,658
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	71,983		122,456	(8)	194,439
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.27		$0.45	(8)	$0.72

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 44% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2019
		Per share diluted
GAAP-based net income, attributable to OpenText	$71,983	$0.27
Add:
Amortization	92,146	0.34
Share-based compensation	6,618	0.02
Special charges (recoveries)	2,232	0.01
Other (income) expense, net	(3,191)	(0.01)
GAAP-based provision for (recovery of) income taxes	56,309	0.21
Non-GAAP-based provision for income taxes	(31,658)	(0.12)
Non-GAAP-based net income, attributable to OpenText	$194,439	$0.72

Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2019
GAAP-based net income, attributable to OpenText	$71,983
Add:
Provision for (recovery of) income taxes	56,309
Interest and other related expense, net	32,841
Amortization of acquired technology-based intangible assets	42,946
Amortization of acquired customer-based intangible assets	49,200
Depreciation	25,000
Share-based compensation	6,618
Special charges (recoveries)	2,232
Other (income) expense, net	(3,191)
Adjusted EBITDA	$283,938

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2018. (In thousands except for per share amounts)
	Three Months Ended September 30, 2018
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$87,703		$(317)	(1)	$87,386
Customer support	30,465		(300)	(1)	30,165
Professional service and other	56,796		(524)	(1)	56,272
Amortization of acquired technology-based intangible assets	47,477		(47,477)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	440,844	66.1%	48,618	(3)	489,462	73.4%
Operating expenses
Research and development	77,470		(1,359)	(1)	76,111
Sales and marketing	120,182		(1,801)	(1)	118,381
General and administrative	50,924		(2,254)	(1)	48,670
Amortization of acquired customer-based intangible assets	45,876		(45,876)	(2)	—
Special charges (recoveries)	23,311		(23,311)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	99,227		123,219	(5)	222,446
Other income (expense), net	1,522		(1,522)	(6)	—
Provision for (recovery of) income taxes	29,850		(3,542)	(7)	26,308
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	36,324		125,239	(8)	161,563
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.13		$0.47	(8)	$0.60

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 45% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2018
		Per share diluted
GAAP-based net income, attributable to OpenText	$36,324	$0.13
Add:
Amortization	93,353	0.35
Share-based compensation	6,555	0.02
Special charges (recoveries)	23,311	0.09
Other (income) expense, net	(1,522)	(0.01)
GAAP-based provision for (recovery of) income taxes	29,850	0.11
Non-GAAP-based provision for income taxes	(26,308)	(0.09)
Non-GAAP-based net income, attributable to OpenText	$161,563	$0.60

Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2018
GAAP-based net income, attributable to OpenText	$36,324
Add:
Provision for (recovery of) income taxes	29,850
Interest and other related expense, net	34,531
Amortization of acquired technology-based intangible assets	47,477
Amortization of acquired customer-based intangible assets	45,876
Depreciation	23,854
Share-based compensation	6,555
Special charges (recoveries)	23,311
Other (income) expense, net	(1,522)
Adjusted EBITDA	$246,256

(3)	The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three months and year ended September 30, 2019 and 2018:

	Three Months Ended September 30, 2019		Three Months Ended September 30, 2018
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	22%	14%	23%	14%
GBP	5%	5%	6%	6%
CAD	3%	10%	4%	11%
USD	60%	53%	58%	50%
Other	10%	18%	9%	19%
Total	100%	100%	100%	100%
*Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and Special charges (recoveries).